UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 6, 2016

USA Compression Partners, LP

(Exact Name of registrant as specified in charter)

Delaware	1-35779	75-2771546
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 Congress Avenue, Suite 450
Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (512) 473-2662

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On December 6, 2016, a member of management of USA Compression GP, LLC, the general partner of USA Compression Partners, LP (the “Partnership”), noted to an analyst that expansion capital expenditures for the year ending December 31, 2017 are expected to be generally consistent with the Partnership’s expansion capital expenditures for the year ending December 31, 2016, which are currently expected to be $40 — $50 million, and that such capital expenditures would primarily involve large horsepower equipment orders for deployment in the Delaware Basin (70%) and the Marcellus Shale (30%).  These statements do not represent the formal guidance of the Partnership.

The information contained in this Item is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its general partner

	By:	/s/ Christopher W. Porter
Christopher W. Porter
Associate General Counsel and Assistant Secretary

Dated December 7, 2016